Arteris Announces Financial Results for the Fourth Quarter and Full Year 2025 and Estimated First Quarter and Full Year 2026 Guidance
CAMPBELL, Calif. - February 12, 2026 - Arteris, Inc. (Nasdaq: AIP), a leading provider of semiconductor technology for accelerating innovation in the AI era, today announced financial results for the fourth quarter and year ended December 31, 2025 and provided estimated first quarter and full year 2026 guidance.
“In the fourth quarter of 2025, we again delivered strong financial results, including a new record of Annual Contract Value plus royalties reaching $83.6 million, representing 28% year-over-year growth. During the quarter, our customers surpassed the milestone of more than four billion systems shipped with SoCs connected by Arteris System IP, and we enjoyed royalty growth of 50% year-over-year,” said K. Charles Janac, President and CEO of Arteris. “As cybersecurity threats intensify not just in software but the underlying hardware used across data centers, edge devices, and mission-critical systems, our recent acquisition of Cycuity strengthens Arteris’ ability to help customers secure data movement in silicon through proven technology and deep domain expertise. Combined with the acceleration of AI use in semiconductors and the ever increasing SoC complexities created by the proliferation of chiplet-based, multi-die architectures, Arteris is well positioned to deliver on these transformative opportunities,” concluded Janac.
Fourth Quarter 2025 Financial Highlights:
•Revenue of $20.1 million, up 30% year-over-year
•Annual Contract Value (ACV) plus royalties of $83.6 million, up 28% year-over-year, growing to the highest level we have ever reported
•Remaining performance obligation (RPO) of $116.8 million, up 32% year-over-year, growing to the highest level we have ever reported. We expect approximately half of our RPO will be recognized as revenue in 2026. This projection excludes cancelable and non-cancelable Flexible Spending Accounts.
•Operating loss of $8.5 million, compared to an operating loss of $7.1 million in the fourth quarter of 2024
•Non-GAAP operating loss of $2.2 million, compared to a Non-GAAP operating loss of $2.8 million in the fourth quarter of 2024
•Net loss of $8.5 million or $0.19 per share
•Non-GAAP net loss of $2.3 million or $0.05 per share
•Non-GAAP free cash flow of positive $3.0 million or 15% of revenue
Full year 2025 Financial Highlights:
•Revenue of $70.6 million, up 22% year-over-year
•Variable royalties of $6.6 million, up 50% year-over-year
•Operating loss of $33.1 million, compared to an operating loss of $31.6 million for the year ended 2024
•Non-GAAP operating loss of $12.5 million, compared to a Non-GAAP operating loss of $14.8 million for the year ended 2024
•Net loss of $34.7 million or $0.82 per share
•Non-GAAP net loss of $14.1 million or $0.33 per share
•Non-GAAP free cash flow of positive $5.3 million or 8% of revenue

Recent Business Highlights:
•In January 2026, we closed the acquisition of Cycuity, a leading provider of semiconductor security verification software. This acquisition strengthens Arteris’ product portfolio, enabling customers to improve security in IP blocks, chiplets, SoCs and firmware;
•Our customers have shipped over four billion SoC chips and chiplets incorporating Arteris network-on-chip technology as the underlying interconnect since Arters' inception;
•FlexGen smart NoC IP has seen strong customer adoption, ending the year with over 30 production device deployments by 10 different customers;
•In February 2026, we announced NXP’s expanded use of Arteris products across its AI enabled silicon solutions for intelligent vehicles, advanced industrial systems, and consumer electronics. This deployment includes Ncore cache coherent interconnect, FlexNoC non-coherent interconnect, CodaCache last-level cache IP, and Magillem software for SoC integration;
•We announced that Black Sesame is licensing both Ncore and FlexNoC IP for its next-generation of advanced automotive semiconductors;
•Blaize deployed FlexNoC IP for its Blaize AI platform, delivering a programmable, energy-efficient solution spanning edge and cloud-based AI; and
•Arteris became a founding member of the CHASSIS program, an initiative led by Bosch and includes automotive OEMs such as BMW, Renault, and Stellantis, with the goal of creating an open automotive chiplet platform.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share, and free cash flow are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Estimated First Quarter and Full Year 2026 Guidance:

	Q1 2026	FY 2026
(in millions)
ACV + royalties	$85.0 - $89.0	$100.0 - $104.0
Revenue	$20.5 - $21.5	$89.0 - $93.0
Non-GAAP operating loss	$2.5 - $3.5	$5.0 - $9.0
Free cash flow	($1.5) - $1.5	$5.0 - $9.0
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”

Conference Call
Arteris will host a conference call today on February 12, 2026 to review its fourth quarter and full year 2025 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-800-717-1738
International Toll:	1-646-307-1865
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of semiconductor technology that accelerates the creation of high-performance, power-efficient silicon with built-in safety, reliability, and security. Innovative Arteris products are designed to optimize data movement and help ease complexity in the modern AI era with network-on-chip (NoC) interconnect intellectual property (IP), system-on-chip (SoC) software for integration automation and hardware security assurance. All are used by the world’s top technology companies to improve overall performance and engineering productivity, reduce risk, lower costs, and bring cutting-edge designs to market faster. Learn more at arteris.com.
© 2004-2026 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding market trends and whether we are well positioned to capture these opportunities, our long-term growth opportunity and future financial and operating performance, including our GAAP and Non-GAAP estimated first quarter and full year 2026 guidance. The words such as "may," "will," "could," "expect," "approximately," "believe," "estimate," "future," "guidance," "outlook," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; the amount of our future revenue recognition as it relates to our RPO as of December 31, 2025; whether semiconductor companies in the aerospace and defense market, automotive market, communications market, consumer electronics market, enterprise computing market, and industrial market incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets including, but not limited to, the imposition of tariffs in markets where we operate; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine as well as the ongoing conflict in the Middle East; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China, including as a result of changes to trade relations between the United States and China; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission (SEC) on or about February 12, 2026. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and year ended December 31, 2025 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Licensing, support and maintenance	$17,540	$14,016	$63,859	$52,815
Variable royalties and other	2,597	1,473	6,720	4,909
Total revenue	20,137	15,489	70,579	57,724
Cost of revenue	1,861	1,575	6,895	5,962
Gross profit	18,276	13,914	63,684	51,762
Operating expenses:
Research and development	13,227	11,532	49,908	45,007
Sales and marketing	7,068	5,365	26,782	20,796
General and administrative	6,448	4,119	20,131	17,555
Total operating expenses	26,743	21,016	96,821	83,358
Loss from operations	(8,467)	(7,102)	(33,137)	(31,596)
Interest expense	(54)	(45)	(193)	(244)
Other income (expense), net	732	824	2,872	3,400
Loss before income taxes and loss from equity method investment	(7,789)	(6,323)	(30,458)	(28,440)
Loss from equity method investment, net of tax	734	634	2,813	2,698
Loss before income taxes	(8,523)	(6,957)	(33,271)	(31,138)
Provision for (benefit from) income taxes	(19)	1,247	1,475	2,500
Net loss	$(8,504)	$(8,204)	$(34,746)	$(33,638)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.20)	$(0.82)	$(0.86)
Weighted-average shares used in computing per share amounts, basic and diluted	43,710,109	40,157,199	42,290,619	38,914,197

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$33,901	$13,684
Short-term investments	20,698	30,157
Accounts receivable, net of allowance of $73 and $131 as of December 31, 2025, and 2024, respectively	19,183	20,608
Prepaid expenses and other current assets	8,608	4,634
Total current assets	82,390	69,083
Property and equipment, net	3,872	4,019
Long-term investments	4,946	8,504
Equity method investment	2,989	5,802
Operating lease right-of-use assets	3,919	3,838
Intangibles, net	2,168	3,024
Goodwill	4,178	4,178
Other assets	10,569	7,687
TOTAL ASSETS	$115,031	$106,135
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$340	$539
Accrued expenses and other current liabilities	19,094	15,899
Operating lease liabilities, current	1,233	917
Deferred revenue, current	51,367	40,445
Vendor financing arrangements, current	1,166	1,482
Total current liabilities	73,200	59,282
Deferred revenue, noncurrent	43,974	35,177
Operating lease liabilities, noncurrent	3,116	2,998
Vendor financing arrangements, noncurrent	452	594
Deferred income, noncurrent	6,452	7,631
Other liabilities	2,469	1,641
Total liabilities	129,663	107,323
Stockholders’ deficit:
Preferred stock, par value of $0.001—10,000,000 shares authorized and no shares issued and outstanding as of both December 31, 2025, and 2024	—	—
Common stock, par value of $0.001—300,000,000 shares authorized at December 31, 2025, and 2024; 44,268,816 and 40,724,936 shares issued and outstanding at December 31, 2025, and 2024, respectively	44	40
Additional paid-in capital	156,776	135,522
Accumulated other comprehensive income	179	135
Accumulated deficit	(171,631)	(136,885)
Total stockholders’ deficit	(14,632)	(1,188)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$115,031	$106,135

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,746)	$(33,638)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,376	3,362
Stock-based compensation	18,376	15,938
Pension plan expenses	201	163
Amortization of deferred income	(1,179)	(1,182)
Loss from equity method investment	2,813	2,698
Net accretion of discounts on available-for-sale securities	(368)	(695)
Other, net	401	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	1,425	(8,605)
Prepaid expenses and other assets	(6,347)	(1,068)
Accounts payable	(191)	324
Accrued expenses and other liabilities	3,253	3,079
Deferred revenue	19,719	18,913
Net cash provided by (used in) operating activities	6,733	(720)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,388)	(324)
Purchases of available-for-sale securities and other	(29,528)	(37,175)
Proceeds from maturities and sales of available-for-sale securities and other	42,944	38,469
Net cash provided by investing activities	12,028	970
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under vendor financing arrangements	(1,503)	(1,749)
Proceeds from exercise of stock options	1,866	890
Proceeds from employee stock purchase plan	982	538
Other financing activities	72	59
Net cash provided by (used in) financing activities	1,417	(262)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	20,178	(12)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	14,072	14,084
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$34,250	$14,072

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit" and "Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, respectively, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP loss from operations” as our GAAP loss from operations adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and acquisition-related costs. We define “Non-GAAP net loss” as our net loss adjusted to exclude stock-based compensation, amortization of acquired intangible assets and acquisition-related costs.
We define “Non-GAAP net loss per share attributable to common stockholders, basic and diluted”, as our Non-GAAP net loss divided by our GAAP weighted-average number of shares outstanding for the period on a basic or diluted basis, respectively. Management uses this non-GAAP measure to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash provided by (used in) our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Gross profit	$18,276	$13,914	$63,684	$51,762
Add:
Stock-based compensation expense included in cost of revenue	212	187	877	783
Amortization of acquired intangible assets (1)	50	49	200	199
Non-GAAP gross profit	$18,538	$14,150	$64,761	$52,744
Gross margin	91%	90%	90%	90%
Non-GAAP gross margin	92%	91%	92%	91%

Research and development	$13,227	$11,532	$49,908	$45,007
Stock-based compensation expense	(1,996)	(1,959)	(7,990)	(7,509)
Amortization of acquired intangible assets (1)	(82)	(109)	(412)	(389)
Non-GAAP research and development	$11,149	$9,464	$41,506	$37,109

Sales and marketing	$7,068	$5,365	$26,782	$20,796
Stock-based compensation expense	(1,140)	(849)	(4,492)	(3,079)
Amortization of acquired intangible assets (1)	(58)	(58)	(229)	(229)
Non-GAAP sales and marketing	$5,870	$4,458	$22,061	$17,488

General and administrative	$6,448	$4,119	$20,131	$17,555
Stock-based compensation expense	(1,263)	(1,136)	(5,017)	(4,567)
Acquisition-related costs (2)	(1,448)	—	(1,448)	—
Non-GAAP general and administrative	$3,737	$2,983	$13,666	$12,988

Total operating expenses	$26,743	$21,016	$96,821	$83,358
Stock-based compensation expense	(4,399)	(3,944)	(17,499)	(15,155)
Amortization of acquired intangible assets (1)	(140)	(167)	(641)	(618)
Acquisition-related costs (2)	(1,448)	—	(1,448)	—
Total Non-GAAP operating expenses	$20,756	$16,905	$77,233	$67,585

Loss from operations	$(8,467)	$(7,102)	$(33,137)	$(31,596)
Stock-based compensation expense	4,611	4,131	18,376	15,938
Amortization of acquired intangible assets (1)	190	216	841	817
Acquisition-related costs (2)	1,448	—	1,448	—
Non-GAAP loss from operations	$(2,218)	$(2,755)	$(12,472)	$(14,841)

Net loss	$(8,504)	$(8,204)	$(34,746)	$(33,638)
Stock-based compensation expense	4,611	4,131	18,376	15,938
Amortization of acquired intangible assets (1)	190	216	841	817
Acquisition-related costs (2)	1,448	—	1,448	—
Non-GAAP net loss (3)	$(2,255)	$(3,857)	$(14,081)	$(16,883)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.20)	$(0.82)	$(0.86)
Per share impacts of adjustments to net loss (4)	$0.14	$0.10	$0.49	$0.43
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.10)	$(0.33)	$(0.43)

Weighted-average shares used in computing per share amounts, basic and diluted	43,710,109	40,157,199	42,290,619	38,914,197
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.

(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Cycuity acquisition and recorded in general and administrative.
(3) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(4) Reflects the aggregate adjustments made to reconcile Non-GAAP net loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash used in (provided by) operating activities	$3,170	$(2,631)	$6,733	$(720)
Less:
Purchase of property and equipment	(134)	(50)	(1,388)	(324)
Free cash flow	$3,036	$(2,681)	$5,345	$(1,044)
Net cash provided by (used in) investing activities	$13,075	$(1,928)	$12,028	$970
Net cash provided by (used in) financing activities	$142	$414	$1,417	$(262)